UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

BASE SALARIES FOR CERTAIN NAMED EXECUTIVE OFFICERS

On March 7, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) approved the following annual base salaries, effective April 1, 2013:

•	Judith E. O'Grady, Corporate Vice President, Global Regulatory Affairs, and Corporate Compliance Officer: $277,750

•	Jerry E. Corbin, Corporate Vice President, Corporate Controller: $265,796

CASH BONUSES FOR CERTAIN NAMED EXECUTIVE OFFICERS

On March 7, 2013, the Compensation Committee of the Board of the Company approved the following cash discretionary bonuses for 2012 for Ms. O'Grady and Mr. Corbin, based on Company and individual performance for 2012, to be paid on March 15, 2013:

•	Ms. O'Grady: $60,000

•	Mr. Corbin: $50,659

TARGET AWARDS FOR 2013 FOR CERTAIN NAMED EXECUTIVE OFFICERS PURSUANT TO THE PERFORMANCE INCENTIVE COMPENSATION PLAN

On March 7, 2013, the Compensation Committee of the Board of the Company established the following target awards for 2013 pursuant to the Company's Performance Incentive Compensation Plan (the “Bonus Plan”) for the following named executive officers disclosed in last year's Proxy Statement:

•	Ms. O'Grady: 35% of base salary

•	Mr. Corbin: 35% of base salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
	By:	/s/ Peter J. Arduini
Peter J. Arduini
Date: March 13, 2013	Title:	President and Chief Executive Officer